UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 8, 2018

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CITRIX SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 7.01 Regulation FD Disclosure.

The information under this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

On May 8, 2018, Citrix Systems, Inc. (the “Company”) issued a press release announcing, among other things, its intention to initiate a quarterly cash dividend of $0.35 per share beginning in the fourth quarter of 2018, subject to declaration of such dividend by the Company’s board of directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 8.01 Other Items.

On May 8, 2018, the Company announced that, subject to declaration by the Company’s board of directors, the Company intends to declare a quarterly cash dividend of $0.35 per share beginning in the fourth quarter of 2018.  The actual declaration of any future dividends, and the establishment of record and payment dates relating to such future dividends, is subject to final determination by the Company’s board of directors.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1 *	Press Release, dated May 8, 2018, of Citrix Systems, Inc.

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* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: May 8, 2018	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Senior Vice President, General Counsel and
Secretary